UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

Southcross Energy Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific Avenue

Suite 2900

Dallas, Texas 75201

(Address of principal executive office) (Zip Code)

(214) 979-3700

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 7, 2015, Southcross Energy Partners, L.P. (the “Partnership”) entered into a Purchase, Sale and Contribution Agreement (the “Drop-Down Agreement”) by and among Southcross CCNG Gathering Ltd. (“CCNG”), Southcross NGL Pipeline Ltd. (“NGL Pipeline”), FL Rich Gas Services, LP (“FL Rich Gas” and, together with CCNG and NGL Pipeline, the “SXE Subsidiaries”), TexStar Midstream Utility, LP (“TexStar Utility”), Frio LaSalle Pipeline, LP (“Frio”), and Southcross Holdings LP, the general partner of the Partnership (“Holdings” and, together with the TexStar Utility and Frio, the “Sellers”), pursuant to which the Partnership acquired gathering, treating, compression, and transportation assets from the Sellers for $15 million in cash and 4.5 million new common units issued to Holdings, equating to total consideration of approximately $78 million (the “Drop-Down Transaction”). The acquired assets consist of Holdings’ Valley Wells sour gas gathering and treating system, compression assets that are part of the Valley Wells and Lancaster gathering and treating systems, and two NGL pipelines that are currently under construction. The Partnership financed the cash portion of the Drop-Down Transaction with a draw of approximately $15 million under the Partnership’s revolving credit facility. The common units issued in connection with the Drop-Down Transaction will not receive distributions for the quarter ended March 31, 2015.

The Drop-Down Agreement generally contains customary representations, warranties and covenants of the Partnership, its subsidiaries (including the SXE Subsidiaries) and the Sellers. The Sellers, on the one hand, and the Partnership, on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their respective representations, warranties or covenants contained in the Drop-Down Agreement, subject to certain limitations and survival periods. The Sellers’ indemnity obligations related to the Drop-Down Transaction generally terminate on the first anniversary of the closing.

The acquired assets include Holdings’ Valley Wells gathering system, which is located in the Eagle Ford Shale area, in La Salle County, Texas. The system has sour gas treating capacity of approximately 100 MMcf/d and is already connected to the Partnership’s rich gas system for transport and processing. The acquisition also includes over 50,000 horsepower of compression assets that serve both the Valley Wells and Lancaster gathering systems located primarily in Dimmit, Frio and La Salle counties. The acquired NGL pipelines include a Y-grade pipeline that when completed will connect the Partnership’s Woodsboro processing facility to Holdings’ Robstown fractionator and a propane pipeline that when completed will be from the Partnership’s Bonnie View fractionator to the Corpus Christi area.

The Drop-Down Transaction was approved by the boards of directors of the general partner of the Partnership and Holdings, as well as by the conflicts committee of the board of directors of the general partner of the Partnership. The conflicts committee, which is composed entirely of independent directors, retained independent legal and financial advisors to assist it in evaluating the Drop-Down Transaction.

The foregoing description of the Drop-Down Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Drop-Down Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 7, 2015, the Partnership entered into the First Amendment to Third Amended and Restated Revolving Credit Agreement among the Partnership, as the borrower, Wells Fargo Bank, N.A., as the administrative agent, the lenders and other parties thereto (the “Amendment”). The Amendment amended the Company’s Third Amended and Restated Revolving Credit Agreement dated as of August 4, 2014 (the “Original Credit Agreement,” and the Original Credit Agreement as amended by the Amendment, the “Credit Agreement”).

The Amendment, among other things, (a) revised the maximum consolidated total leverage ratio set at (i) 5.75 to 1.00 as of the last day of the fiscal quarter ending each of March 31, 2015, June 30, 2015 and September 30, 2015, (ii) 5.50 to 1.00 as of the last day of the fiscal quarter ending each of December 31, 2015, March 31, 2016 and June 30, 2016, (iii) 5.25 to 1.00 as of the last day of the fiscal quarter ending September 30, 2016 and (iv) 5.00 to 1.00 as of the last day of each fiscal quarter thereafter, in each case, without any step-ups in connection with acquisitions; (b) increased the applicable margins used in connection with the loans and the commitment fee so that the applicable margin for Eurodollar Loans ranges from 2.00% to 4.50%, the applicable margin for Base Rate Loans ranges from 1.00% to 3.50% and the applicable rate for commitment fees ranges from 0.375% to 0.500%, (c) permits the Partnership to comply with the consolidated total leverage ratio, consolidated senior secured leverage ratio and the consolidated interest coverage ratio covenants (the “Financial Covenants”) by making certain pro forma adjustments with respect to minimum revenues to be received from Frio, (d) modified the Partnership’s ability to cure Financial Covenant defaults; (e) imposed additional restrictions on the Partnership’s ability to declare and pay quarterly cash distributions with respect to its subordinated units and (f) amended certain other provisions of the Credit Agreement as more specifically set forth in the Amendment.

The foregoing description of the Credit Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this current report (this “Current Report”) relative to the common units issued to Holdings in connection with the Drop-Down Transaction is incorporated into this Item 3.02 by reference. The common units discussed in Item 1.01 of this Current Report were issued in a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.01	Regulation FD Disclosure.

On May 8, 2015, the Partnership issued a press release announcing the consummation of the Drop-Down Transaction. A copy of the press release announcing the Drop-Down Transaction is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in the press release attached to this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall either be deemed incorporated by reference in any registration statement or other filing under the Securities Act or the Exchange Act, unless the Partnership expressly states that such information is to be considered “filed” under the Exchange Act or incorporates such information by specific reference in a Securities Act or Exchange Act filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase, Sale and Contribution Agreement, by and among Southcross Energy Partners, L.P., Southcross CCNG Gathering Ltd., Southcross NGL Pipeline Ltd., FL Rich Gas Services, LP, TexStar Midstream Utility, LP, Frio LaSalle Pipeline, LP and Southcross Holdings, LP, dated as of May 7, 2015.

10.2	First Amendment to Third Amended and Restated Revolving Credit Agreement, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders and other parties party thereto, dated as of May 7, 2015.

99.1	Press Release of Southcross Energy Partners, L.P., dated May 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners GP, LLC,
its general partner

Dated: May 8, 2015	By:	/s/ J. Michael Anderson
		Name:	J. Michael Anderson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase, Sale and Contribution Agreement, by and among Southcross Energy Partners, L.P., Southcross CCNG Gathering Ltd., Southcross NGL Pipeline Ltd., FL Rich Gas Services, LP, TexStar Midstream Utility, LP, Frio LaSalle Pipeline, LP and Southcross Holdings, LP, dated as of May 7, 2015.

10.2	First Amendment to Third Amended and Restated Revolving Credit Agreement, by and among the Partnership, as borrower, Wells Fargo Bank, N.A., as Administrative Agent, and the lenders and other parties party thereto, dated as of May 7, 2015.

99.1	Press Release of Southcross Energy Partners, L.P., dated May 8, 2015.